Exhibit 99.1


Camden National Corporation Reports 14.29% Increase in Second Quarter Earnings Per Share

    CAMDEN, Maine--(BUSINESS WIRE)--July 27, 2004--Robert W. Daigle, President and Chief Executive Officer of Camden National Corporation (AMEX: CAC; or the "Company"), announced the Company reported an increase of 14.29% in earnings per diluted share for the second quarter of 2004, reflecting solid increases in loan activity and deposit growth from the Company's banking subsidiaries. Net income for the quarter ended June 30, 2004 was $5.0 million, or $0.64 per diluted share, up from $4.5 million, or $0.56 per diluted share, for the quarter ended June 30, 2003.
    For the six months ended June 30, 2004, earnings per diluted share of $1.22 were up 10.91% compared to $1.10 for the first half of 2003. Net income for the first six months of 2004 increased 7.37% to $9.5 million, up from $8.8 million reported at mid-year in 2003. These results translated into a return on average equity of 15.73% and a return on average assets of 1.40% at June 30, 2004, compared to 14.80% and 1.41%, respectively, for the same six-month period a year ago.
    Total loans at June 30, 2004, surpassed the billion-dollar mark for the first time in the Company's history and represented a 12.23% increase over levels reported for the same period a year ago. Deposit growth was even more pronounced as recent quarter-end balances were at $964.2 million, up 14.09% from June 30, 2003 levels. "Loan and deposit results of this magnitude, in a stagnant economic environment, is a testament to the quality of the staff, products and services of Camden National Corporation," stated Daigle. "In addition, the acquisition of Acadia Trust, N.A. ("Acadia") in 2001, as well as service and product initiatives recently put in place at Acadia, have started to make a positive contribution to the Company," Daigle noted. He referenced expansion of the portfolio management staff, the creation of a joint servicing relationship for employee benefits administration, and expansion of product offerings as examples of recently implemented changes at Acadia.
    "The Company's net interest margin has been challenged by the prolonged period of low interest rates," said Daigle. "Our proactive management of interest rate and liquidity risks, however, has served us well over the past 24 months." The Company sold the majority of its 30-year residential mortgage production during the past three years and limited its investment portfolio security purchases to average durations of three to four years in an effort to enhance its revenue stream while managing interest rate risk.
    The Board of Directors of the Company approved a dividend of $0.20 per share, payable on July 30, 2004, for shareholders of record on July 15, 2004. This represents an increase of 5.3% over the dividend paid for the same period a year ago. The Company also reported that it repurchased 92,630 shares of its common stock for the six-month period ending June 30, 2004 at an average price of $31.18. The stock price of Camden National Corporation ended the second quarter of 2004 at $33.07 per share, an increase of $5.57, or 20.3%, above the closing price at June 30, 2003. Additionally, on June 25, 2004, Camden National Corporation had its listing on the Russell 3000(R) Index and Russell 2000(R) Index reaffirmed.
    Camden National Corporation, headquartered in Camden, Maine, and listed on the American Stock Exchange, the Russell 3000(R) Index and the small-cap Russell 2000(R) Index under the symbol CAC, is the holding company for a family of three financial services companies, including: Camden National Bank (CNB), a full-service community bank and a designated "SBA Express Lender" with 12 banking offices serving Midcoast, Kennebunk and Portland, Maine, and online at www.camdennational.com, and recipient of the Governor's Award for Business Excellence in 2002; UnitedKingfield Bank (UKB), a full-service community bank with 15 offices serving Central, Eastern and Western Maine and online at www.unitedkingfield.com; and Acadia Trust, N.A., offering investment management and fiduciary services with offices in Portland and Bangor, Maine and online at www.acadiatrust.com. In addition, Acadia Financial Consultants operates as a division of CNB and UKB, to offer full-service brokerage services.

    This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "will," "should," and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.
    Some of the factors that might cause these differences include the following: changes in general, national or regional economic conditions; changes in loan default and charge-off rates; reductions in deposit levels necessitating increased borrowing to fund loans and investments; changes in interest rates; changes in laws and regulations; changes in the size and nature of the Company's competition; and changes in the assumptions used in making such forward-looking statements. Other factors could also cause these differences. For more information about these factors please see our Annual Report on Form 10K on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.
    These forward-looking statements were based on information, plans and estimates at the date of this press release, and the Company does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.



                      Camden National Corporation
                 (In thousands, except per share data)

                                     June 30,    June 30,    Dec. 31,
                                       2004        2003        2003
                                   ----------- ----------- -----------
 Balance Sheet Data
 Assets                            $1,372,355  $1,279,273  $1,370,363
 Loans                              1,010,041     899,973     966,855
 Allowance for Loan and
  Lease Losses                         14,520      14,117      14,135
 Investments                          265,116     282,924     303,749
 Deposits                             964,230     845,141     900,996
 Borrowings                           278,077     301,389     338,408
 Shareholders' Equity                 118,767     121,575     119,706

 Tier 1 Leverage Capital Ratio           7.91%       8.37%       8.10%
 Tier 1 Risk-based Capital Ratio        11.58%      12.33%      11.50%
 Total Risk-based Capital Ratio         12.84%      13.58%      12.80%

 Allowance for loan and lease
  losses to total loans                  1.44%       1.57%       1.46%
 Non-performing loans to
  total loans                            0.57%       0.74%       0.70%
 Return on Average Equity               15.73%      14.80%      15.85%






                             Three Months Ended       Year To Date
                            6/30/2004  6/30/2003  6/30/2004  6/30/2003
                           ---------- ---------- ---------- ----------
 Income Statement Data
 Interest Income             $17,340     17,958    $35,197    $36,094
 Interest Expense              5,523      6,044     11,008     12,090
                           ---------- ---------- ---------- ----------
 Net Interest Income          11,817     11,914     24,189     24,004
 Provision for Loan and
  Lease Losses                     -        445        165        865
                           ---------- ---------- ---------- ----------
 Net Interest Income after
  Provision for Loan and
  Lease Losses                11,817     11,469     24,024     23,139
 Non-interest Income           3,359      2,629      5,901      5,018
 Non-interest Expense          7,730      7,498     15,763     15,100
                           ---------- ---------- ---------- ----------
 Income before
  Income Taxes                 7,446      6,600     14,162     13,057
 Income Taxes                  2,496      2,105      4,692      4,237
                           ---------- ---------- ---------- ----------
 Net Income                   $4,950     $4,495     $9,470     $8,820
                           ========== ========== ========== ==========

 Efficiency ratio              50.94%     51.56%     52.39%     52.03%

 Per Share Data
 Net income per share          $0.65      $0.56      $1.23      $1.10
 Net income per
  diluted share                $0.64      $0.56      $1.22      $1.10
 Weighted average
  shares outstanding       7,699,523  7,985,028  7,724,485  8,005,919

    CONTACT: Camden National Corporation
             Suzanne Brightbill, 207-230-2120
             sbrightbill@camdennational.com